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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) April 14, 2004

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant's telephone number, including area code: (302) 774-1000

Item 5.     Other Events and Regulation FD Disclosure

               The Registrant furnishes, pursuant to Regulation FD, the following news release dated April 14, 2004, entitled "DuPont Updates First Quarter Earnings Outlook."
April 14, 2004	Contact:	R. Clifton Webb
WILMINGTON, Del.		302-774-4005
r-clifton.webb@usa.dupont.com

DUPONT UPDATES FIRST QUARTER EARNINGS OUTLOOK
Outlook Improves on Strong Performance in Agriculture & Nutrition and
Broad-based Volume Improvement

               WILMINGTON, Del., April 14, 2004 -- DuPont today announced that its earnings for the first quarter 2004 will be about $0.95 per share, excluding the special items discussed below. This compares to the company's January outlook of $.65 to $.75 per share. The improved results reflect a strong quarter for its Agriculture & Nutrition segment and higher than expected volumes across most businesses.

               The company's first quarter reported results will include a $.14 per share charge to establish a reserve in connection with DuPont Dow Elastomers litigation and a $.02 per share charge in connection with an anticipated settlement of litigation in Coatings & Color Technologies. The company noted that additional charges and credits associated with the INVISTA™ separation, including the recently announced price adjustment, will also impact first quarter results. Such amounts have not been finalized at this time.

               The company did not update its outlook for full-year 2004 earnings including special items. However, the company's full year 2004 outlook for earnings before special items is now $2.10 to $2.30, which is $0.10 higher than its January outlook.

               As announced on April 12, the company expects to record a charge of approximately $.17 to $.19 per share in the second quarter of 2004, related to its cost improvement program. Additionally, the company anticipates second quarter gains and losses associated with closing the INVISTA transaction.

               The DuPont IR Quarterly Note has been posted on www.dupont.com and includes historical data relating to adoption of Segment reporting on a pre-tax operating income (PTOI) basis.

Non-GAAP Measures

               This news release contains references to earnings before special items, a "non-GAAP" measure. Management believes such measures are meaningful to investors because they provide insight with respect to ongoing operating results. Special items represent significant charges or credits that are important to an understanding of the company's ongoing operations. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance.

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               DuPont is a science company. Founded in 1802, DuPont puts science to work by solving problems and creating solutions that make people's lives better, safer and easier. Operating in more than 70 countries, the company offers a wide range of products and services to markets including agriculture, nutrition, electronics, communications, safety and protection, home and construction, transportation and apparel.

Forward-Looking Statements: This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of agricultural products.

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4/14/04

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SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President & Controller

April 14, 2004

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